PRESS RELEASE

Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N.,
Suite 200 Houston, Texas 77040
ir@allegiancebank.com

ALLEGIANCE BANCSHARES REPORTS
THIRD QUARTER 2016 RESULTS

•	Core loans increased 15.2% year over year and 4.6% for the third quarter 2016 compared to the linked quarter

•	Deposits increased 14.7% year over year and 3.1% for the third quarter 2016 compared to the linked quarter

HOUSTON, October 25, 2016. Allegiance Bancshares, Inc. (NASDAQ: ABTX), the holding company of Allegiance Bank (collectively, “Allegiance” or the "Bank"), reported net income attributable to common stockholders of $5.5 million in the third quarter 2016, a 35.2% increase over the same period in 2015, and a 4.1% increase compared to the second quarter 2016. Net income per diluted common share increased 5.0% to $0.42 in the third quarter 2016 compared to $0.40 for the same period in 2015 and increased 5.0% compared to $0.40 for the second quarter 2016.

"Our outstanding team of bankers has delivered another strong quarter of well-managed growth," said George Martinez, Allegiance's Chairman and Chief Executive Officer. "We are pleased with our third quarter results despite an increase in our provision for loan losses, which signifies the strength of our Bank. Allegiance's credit quality continues to be strong despite today's challenging market. Our third quarter results reflect solid organic loan and deposit growth as we continue to focus on serving our customers and executing on our super-community bank growth strategy.

"October marks Allegiance's one-year anniversary as a public company. We have achieved a lot in the past year, including generating strong internal growth and positioning ourselves for continued growth by adding exceptional bankers. We are well on track to complete another outstanding year of increasing value to our shareholders leading into 2017," continued Martinez.

Third Quarter 2016 Results

Third quarter 2016 annualized returns on average assets, average common equity and average tangible common equity were 0.90%, 7.77% and 9.21%, respectively, compared to annualized returns on average assets, average common equity and average tangible common equity of 0.85%, 8.27% and 10.77%, respectively, for the third quarter 2015. The initial public offering of 2.9 million shares generated net proceeds of $57.2 million during the fourth quarter of 2015. Annualized returns on average assets, average common equity and average tangible common equity for the second quarter 2016 were 0.91%, 7.79% and 9.30%, respectively.

In the third quarter 2016, Allegiance’s efficiency ratio decreased to 60.34% from 65.04% in the third quarter 2015 and increased slightly from 60.11% in the second quarter 2016.

Net interest income before provision for loan losses in the third quarter 2016 increased $3.0 million, or 14.7%, to $23.4 million from $20.4 million for the third quarter 2015 primarily due to organic loan growth and an increase in our securities portfolio. Net interest income before provision for loan losses in the third quarter 2016 increased $1.5 million, or 6.7%, from $21.9 million in the second quarter 2016. The net interest margin on a tax equivalent basis decreased 22 basis points to 4.39% for the third quarter 2016 from 4.61% for the third quarter 2015, and increased 7 basis points from 4.32% for the second quarter 2016. Excluding the impact of acquisition accounting adjustments, the net interest margin in the third quarter 2016 would have been 4.33%, compared to 4.44% and 4.24% in the third quarter 2015 and second quarter 2016, respectively.

Noninterest income in the third quarter 2016 was $1.3 million, an increase of $73 thousand, or 6.1%, compared to $1.2 million in the third quarter 2015 and an increase of $62 thousand, or 5.1%, compared to $1.2 million in the second quarter 2016.

Noninterest expense in the third quarter 2016 increased $994 thousand, or 7.2%, to $14.9 million from $13.9 million in the third quarter 2015, and increased $972 thousand, or 7.0%, from $13.9 million in the second quarter 2016.

Nine Months Ended September 30, 2016 Results

For the nine months ended September 30, 2016, annualized returns on average assets, average common equity and average tangible common equity were 0.99%, 8.40% and 10.03%, respectively, compared to annualized returns on average assets, average common equity and average tangible common equity of 0.82%, 7.75% and 10.16%, respectively, for the nine months ended September 30, 2015. Excluding the gain on the sale of two Central Texas branch locations during the first quarter of 2016, the annualized returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2016 would have been 0.92%, 7.75% and 9.24%, respectively.

Allegiance’s efficiency ratio for the nine months ended September 30, 2016 decreased to 61.37% from 66.31% for the nine months ended September 30, 2015.

Net interest income before provision for loan losses for the nine months ended September 30, 2016 increased $7.5 million, or 12.8%, to $66.4 million from $58.9 million for the nine months ended September 30, 2015 primarily due to organic growth within the loan portfolio and an increase in our securities portfolio. The net interest margin on a tax equivalent basis decreased 32 basis points to 4.39% for the nine months ended September 30, 2016 from 4.71% for the nine months ended September 30, 2015. Excluding the impact of acquisition accounting adjustments, the net interest margin for the nine months ended September 30, 2016 would have been 4.31%, compared to 4.44% for the nine months ended September 30, 2015.

Noninterest income for the nine months ended September 30, 2016 was $5.8 million, an increase of $2.8 million, or 92.1%, when compared to $3.0 million for the nine months ended September 30, 2015. Noninterest income for the first quarter 2016 included the gain on the sale of two Central Texas branch locations. Noninterest expense for the nine months ended September 30, 2016 increased $2.2 million, or 5.3%, to $43.1 million from $40.9 million for the nine months ended September 30, 2015.

Financial Condition

Total loans at September 30, 2016 increased $214.3 million, or 13.3%, to $1.83 billion compared to $1.62 billion at September 30, 2015 and increased $77.0 million, or 4.4%, compared to $1.75 billion at June 30, 2016. These increases were due to strong organic loan growth within Allegiance Bank’s loan portfolio. Third quarter 2016 core loans, excluding the mortgage warehouse portfolio and loans held for sale, increased $231.2 million, or 15.2%, to $1.75 billion from $1.52 billion in the third quarter 2015 and increased $76.6 million, or 4.6%, from $1.68 billion in the second quarter 2016.

Deposits at September 30, 2016 increased $244.3 million, or 14.7%, to $1.90 billion compared to $1.66 billion at September 30, 2015 and increased $57.5 million compared to $1.84 billion at June 30, 2016.

Asset Quality

Nonperforming assets totaled $17.1 million, or 0.69% of total assets, at September 30, 2016, compared to $6.3 million, or 0.31% of total assets, at September 30, 2015, and $8.6 million, or 0.37% of total assets, at June 30, 2016. The allowance for loan losses was 0.94% of total loans at September 30, 2016, 0.69% of total loans at September 30, 2015, and 0.85% of total loans at June 30, 2016.

The provision for loan losses in the third quarter 2016 was $2.2 million, or 0.49% (annualized) of average loans, compared to $1.5 million, or 0.39% (annualized) of average loans, in the third quarter 2015, and $1.6 million, or 0.38% (annualized) of average loans, in the second quarter 2016. The provision for loan losses for the nine months ended September 30, 2016 was $4.6 million, or 0.35% (annualized) of average loans, compared to $3.6 million, or 0.33% (annualized) of average loans for the nine months ended September 30, 2015.

Third quarter 2016 net recoveries were $54 thousand, compared to net charge-offs of $638 thousand, or 0.16% (annualized) of average loans, in the third quarter 2015, and $485 thousand, or 0.11% (annualized) of average loans, in the second quarter 2016. Net charge-offs for the nine months ended September 30, 2016 were $482 thousand, or 0.04% (annualized) of average loans, compared to $675 thousand, or 0.06% (annualized) of average loans for the nine months ended September 30, 2015.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Allegiance reviews tangible book value per common share, return on average tangible common equity and the ratio of tangible common equity to tangible assets. Please refer to the GAAP Reconciliation and Management’s Explanation of non-GAAP Financial Measures on page 10 of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Tuesday, October 25, 2016 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its third quarter 2016 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 84384942. Alternatively, a simultaneous webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events.

Allegiance Bancshares, Inc.

Allegiance Bancshares, Inc. is a $2.46 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance’s unique super-community banking strategy was designed to foster strong customer relationships while benefitting from a platform and scale that is competitive with larger local and regional banks. Allegiance Bank operates 16 full-service banking locations in the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; continue to sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	2016			2015
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)

Cash and cash equivalents	$225,082	$210,863	$183,290	$148,431	$144,590
Available for sale securities	310,033	303,463	215,401	165,097	154,546

Total Loans (including loans held for sale)	1,830,722	1,753,683	1,717,448	1,681,052	1,616,416
Allowance for loan losses	(17,185)	(14,917)	(13,757)	(13,098)	(11,204)
Loans, net	1,813,537	1,738,766	1,703,691	1,667,954	1,605,212

Goodwill	39,389	39,389	39,389	39,389	39,389
Core deposit intangibles, net	4,250	4,446	4,641	5,230	5,437
Premises and equipment, net	17,811	17,821	18,121	18,471	18,838
Other real estate owned	1,138	1,397	1,397	—	—
Bank owned life insurance	21,684	21,530	21,377	21,211	21,040
Other assets	28,978	29,906	23,400	18,796	23,298
Total assets	$2,461,902	$2,367,581	$2,210,707	$2,084,579	$2,012,350

Noninterest-bearing deposits	$604,278	$630,689	$684,245	$620,320	$560,773
Interest-bearing deposits	1,296,601	1,212,650	1,158,409	1,138,813	1,095,775
Total deposits	1,900,879	1,843,339	1,842,654	1,759,133	1,656,548

Short-term borrowings	61,000	30,000	85,000	50,000	115,000
Other borrowed funds	200,569	200,569	569	569	28,069
Subordinated debentures	9,169	9,142	9,115	9,089	9,062
Other liabilities	9,190	8,280	7,076	7,298	7,628
Total liabilities	2,180,807	2,091,330	1,944,414	1,826,089	1,816,307
Preferred equity	—	—	—	—	—
Common equity	281,095	276,251	266,293	258,490	196,043
Stockholders' equity	281,095	276,251	266,293	258,490	196,043
Total liabilities and equity	$2,461,902	$2,367,581	$2,210,707	$2,084,579	$2,012,350

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year-to-Date
	2016			2015		2016	2015
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars in thousands)

INTEREST INCOME:
Loans, including fees	$24,057	$22,839	$22,228	$22,431	$21,627	$69,124	$63,012
Securities	2,112	1,538	1,081	989	975	4,731	2,135
Deposits in other financial institutions	150	150	142	72	43	442	167
Total interest income	26,319	24,527	23,451	23,492	22,645	74,297	65,314

INTEREST EXPENSE:
Demand, money market and savings deposits	651	569	544	579	545	1,764	1,582
Certificates and other time deposits	1,872	1,665	1,560	1,470	1,287	5,097	3,642
Short-term borrowings	63	106	139	33	47	308	49
Subordinated debt	123	120	117	139	114	360	439
Other borrowed funds	201	118	7	16	245	326	691
Total interest expense	2,910	2,578	2,367	2,237	2,238	7,855	6,403
NET INTEREST INCOME	23,409	21,949	21,084	21,255	20,407	66,442	58,911
Provision for loan losses	2,214	1,645	710	2,159	1,530	4,569	3,633
Net interest income after provision for loan losses	21,195	20,304	20,374	19,096	18,877	61,873	55,278

NONINTEREST INCOME:
Nonsufficient funds fees	175	145	163	191	179	483	512
Service charges on deposit accounts	182	173	145	166	163	500	514
Gain on sale of branch assets	—	—	2,050	—	—	2,050	—
Loss on sale of securities	—	—	—	(37)	—	—	—
Gain (loss) on sales of other real estate	60	—	—	—	1	60	(5)
Gain on sale of loans	—	—	—	—	235	—	235
Bank owned life insurance	153	153	166	171	167	472	433
Other	704	741	780	487	456	2,225	1,325
Total noninterest income	1,274	1,212	3,304	978	1,201	5,790	3,014

NONINTEREST EXPENSE:
Salaries and employee benefits	9,781	9,177	9,273	8,905	8,996	28,231	26,419
Net occupancy and equipment	1,260	1,214	1,232	1,179	1,289	3,706	3,647
Depreciation	404	415	417	424	414	1,236	1,190
Data processing and software amortization	655	622	653	750	841	1,930	2,294
Professional fees	442	401	534	451	343	1,377	1,220
Regulatory assessments and FDIC insurance	396	355	345	356	296	1,096	990
Core deposit intangibles amortization	195	195	199	208	207	589	622
Communications	264	274	280	298	300	818	992
Advertising	228	197	201	271	188	626	510
Other	1,270	1,073	1,119	1,054	1,027	3,462	3,025
Total noninterest expense	14,895	13,923	14,253	13,896	13,901	43,071	40,909
INCOME BEFORE INCOME TAXES	7,574	7,593	9,425	6,178	6,177	24,592	17,383
Provision for income taxes	2,103	2,339	3,070	1,966	1,957	7,512	5,809
NET INCOME	5,471	5,254	6,355	4,212	4,220	17,080	11,574
Preferred stock dividends	—	—	—	—	173	—	559
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$5,471	$5,254	$6,355	$4,212	$4,047	$17,080	$11,015

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year-to-Date
	2016			2015		2016	2015
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)

Net income	$5,471	$5,254	$6,355	$4,212	$4,220	$17,080	$11,574

Net income attributable to common stockholders	$5,471	$5,254	$6,355	$4,212	$4,047	$17,080	$11,015

Earnings per common share, basic	$0.42	$0.41	$0.49	$0.34	$0.41	$1.33	$1.12
Earnings per common share, diluted	$0.42	$0.40	$0.49	$0.33	$0.40	$1.31	$1.10

Return on average assets(A)	0.90%	0.91%	1.19%	0.81%	0.85%	0.99%	0.82%
Return on average common equity(A)	7.77%	7.79%	9.70%	6.71%	8.27%	8.40%	7.75%
Return on average tangible common equity(A) (B)	9.21%	9.30%	11.67%	8.19%	10.77%	10.03%	10.16%
Tax equivalent net interest margin(C)	4.39%	4.32%	4.45%	4.60%	4.61%	4.39%	4.71%
Efficiency ratio(D)	60.34%	60.11%	63.80%	62.40%	65.04%	61.37%	66.31%

Liquidity and Capital Ratios
Equity to assets	11.42%	11.67%	12.05%	12.40%	9.74%	11.42%	9.74%
Common equity Tier 1 capital	11.40%	11.50%	11.57%	11.71%	8.61%	11.40%	8.61%
Tier 1 risk-based capital	11.84%	11.97%	12.04%	12.20%	9.12%	11.84%	9.12%
Total risk-based capital	12.68%	12.72%	12.76%	12.92%	9.75%	12.68%	9.75%
Tier 1 leverage capital	10.25%	10.43%	10.92%	11.02%	8.37%	10.25%	8.37%
Tangible common equity to tangible assets(B)	9.82%	10.00%	10.26%	10.48%	7.69%	9.82%	7.69%

Other Data
Weighted average shares:
Basic	12,882	12,857	12,840	12,390	9,823	12,860	9,823
Diluted	13,108	13,039	12,967	12,589	10,003	13,038	10,001
Period end shares outstanding	12,905	12,869	12,845	12,813	9,823	12,905	9,823
Book value per common share	$21.78	$21.47	$20.73	$20.17	$19.96	$21.78	$19.96
Tangible book value per common share(B)	$18.40	$18.06	$17.30	$16.69	$15.39	$18.40	$15.39

(A)	Interim periods annualized.

(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.

(C)	Net interest margin represents net interest income divided by average interest-earning assets.

(D)
Represents noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of branch assets, loans and securities. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)

Assets
Interest-Earning Assets:
Loans	$1,784,763	$24,057	5.36%	$1,724,346	$22,839	5.33%	$1,572,441	$21,627	5.46%
Securities	310,769	2,112	2.70%	270,619	1,538	2.29%	162,308	975	2.38%
Deposits in other financial institutions	92,928	150	0.64%	96,358	150	0.62%	53,759	43	0.31%
Total interest-earning assets	2,188,460	26,319	4.78%	2,091,323	24,527	4.72%	1,788,508	22,645	5.02%
Allowance for loan losses	(15,575)			(14,129)			(10,618)
Noninterest-earning assets	249,363			236,857			201,952
Total assets	$2,422,248			$2,314,051			$1,979,842

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$111,497	$95	0.34%	$102,550	$88	0.34%	$97,488	$77	0.31%
Money market and savings deposits	484,587	556	0.46%	435,851	481	0.44%	432,654	468	0.43%
Certificates and other time deposits	668,092	1,872	1.11%	627,982	1,665	1.07%	547,884	1,287	0.93%
Short-term borrowings	44,163	63	0.57%	88,242	106	0.48%	106,533	47	0.17%
Subordinated debt	9,151	123	5.35%	9,125	120	5.28%	9,060	114	5.01%
Other borrowed funds	200,569	201	0.40%	118,629	118	0.40%	28,069	245	3.46%
Total interest-bearing liabilities	1,518,059	2,910	0.76%	1,382,379	2,578	0.75%	1,221,688	2,238	0.73%

Noninterest-Bearing liabilities:
Noninterest-bearing demand deposits	614,303			652,405			555,060
Other liabilities	9,821			8,139			7,292
Total liabilities	2,142,183			2,042,923			1,784,040
Stockholders' equity	280,065			271,128			195,802
Total liabilities and stockholders' equity	$2,422,248			$2,314,051			$1,979,842

Net interest rate spread			4.02%			3.97%			4.29%

Net interest income and margin		$23,409	4.26%		$21,949	4.22%		$20,407	4.53%

Net interest income and margin (tax equivalent)		$24,149	4.39%		$22,481	4.32%		$20,770	4.61%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Year-to-Date
	September 30, 2016			September 30, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)

Assets
Interest-Earning Assets:
Loans	$1,724,494	$69,124	5.35%	$1,489,690	$63,012	5.66%
Securities	256,149	4,731	2.47%	127,863	2,135	2.23%
Deposits in other financial institutions	93,700	442	0.63%	72,182	167	0.31%
Total interest-earning assets	2,074,343	74,297	4.78%	1,689,735	65,314	5.17%
Allowance for loan losses	(14,401)			(9,466)
Noninterest-earning assets	237,765			210,039
Total assets	$2,297,707			$1,890,308

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$103,215	$250	0.32%	$101,636	$256	0.34%
Money market and savings deposits	451,314	1,514	0.45%	419,814	1,326	0.42%
Certificates and other time deposits	636,877	5,097	1.07%	548,411	3,642	0.89%
Short-term borrowings	86,106	308	0.48%	37,384	49	0.17%
Subordinated debt	9,125	360	5.27%	8,981	439	6.54%
Other borrowed funds	106,774	326	0.41%	28,069	691	3.29%
Total interest-bearing liabilities	1,393,411	7,855	0.75%	1,144,295	6,403	0.75%

Noninterest-Bearing liabilities:
Noninterest-bearing demand deposits	624,190			540,499
Other liabilities	8,545			7,153
Total liabilities	2,026,146			1,691,947
Stockholders' equity	271,561			198,361
Total liabilities and stockholders' equity	$2,297,707			$1,890,308

Net interest rate spread			4.03%			4.42%

Net interest income and margin		$66,442	4.28%		$58,911	4.66%

Net interest income and margin (tax equivalent)		$68,113	4.39%		$59,533	4.71%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2016			2015
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)

Period-end Loan Portfolio:
Loans held for sale	$—	$—	$—	$27,887	$27,004

Commercial and industrial	402,273	382,795	372,056	383,044	367,341
Mortgage warehouse	76,043	75,554	86,157	59,071	65,928
Real Estate:
Commercial real estate (including multi-family residential)	848,939	806,771	770,252	745,595	710,857
Commercial real estate construction and land development	167,936	161,572	167,810	154,646	151,369
1-4 family residential (including home equity)	228,651	214,442	209,704	205,200	185,473
Residential construction	93,923	101,677	100,611	93,848	95,212
Consumer and other	12,957	10,872	10,858	11,761	13,232
Total loans	$1,830,722	$1,753,683	$1,717,448	$1,681,052	$1,616,416

Asset Quality:
Nonaccrual loans	$15,882	$7,124	$6,979	$5,184	$6,185
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	15,882	7,124	6,979	5,184	6,185
Other real estate	1,138	1,397	1,397	—	—
Other repossessed assets	30	128	131	131	131
Total nonperforming assets	$17,050	$8,649	$8,507	$5,315	$6,316

Net (recoveries) charge-offs	$(54)	$485	$51	$265	$638

Nonaccrual loans:
Loans held for sale	$—	$—	$—	$209	$498
Commercial and industrial	4,983	2,723	2,700	2,664	3,477
Mortgage warehouse	—	—	—	—	—
Real Estate:
Commercial real estate (including multi-family residential)	10,495	4,141	3,293	2,006	1,783
Commercial real estate construction and land development	—	—	—	—	—
1-4 family residential (including home equity)	11	227	934	239	341
Residential construction	—	—	—	—	—
Consumer and other	393	33	52	66	86
Total nonaccrual loans	$15,882	$7,124	$6,979	$5,184	$6,185

Asset Quality Ratios:
Nonperforming assets to total assets	0.69%	0.37%	0.38%	0.25%	0.31%
Nonperforming loans to total loans	0.87%	0.41%	0.41%	0.31%	0.38%
Allowance for loan losses to nonperforming loans	108.20%	209.39%	197.12%	252.66%	181.15%
Allowance for loan losses to total loans	0.94%	0.85%	0.80%	0.78%	0.69%
Net (recoveries) charge-offs to average loans (annualized)	(0.01)%	0.11%	0.01%	0.06%	0.16%

Allegiance Bancshares, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Allegiance’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Allegiance reviews tangible book value per common share, return on average tangible common equity and the ratio of tangible common equity to tangible assets for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Allegiance believes these non-GAAP financial measures provide information useful to management and investors that is supplementary to our financial condition and results of operations computed in accordance with GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year-to-Date
	2016			2015		2016	2015
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)

Total Stockholders' equity	$281,095	$276,251	$266,293	$258,490	$196,043	$281,095	$196,043
Less: Goodwill and core deposit intangibles, net	43,639	43,835	44,030	44,619	44,826	43,639	44,826
Tangible stockholders’ equity	$237,456	$232,416	$222,263	$213,871	$151,217	$237,456	$151,217

Less: Preferred Stock	—	—	—	—	—	—	—
Tangible common stockholders’ equity	$237,456	$232,416	$222,263	$213,871	$151,217	$237,456	$151,217

Shares outstanding at end of period	12,905	12,869	12,845	12,813	9,823	12,905	9,823

Tangible book value per common share	$18.40	$18.06	$17.30	$16.69	$15.39	$18.40	$15.39

Net income attributable to common stockholders	$5,471	$5,254	$6,355	$4,212	$4,047	$17,080	$11,015

Average common stockholders' equity	$280,065	$271,128	$263,397	$248,925	$194,045	$271,561	$190,111
Less: Average goodwill and core deposit intangibles, net	43,735	43,930	44,319	44,886	44,929	43,994	45,112
Average tangible common stockholders’ equity	$236,330	$227,198	$219,078	$204,039	$149,116	$227,567	$144,999

Return on average tangible common equity	9.21%	9.30%	11.67%	8.19%	10.77%	10.03%	10.16%

Total assets	$2,461,902	$2,367,581	$2,210,707	$2,084,579	$2,012,350	$2,461,902	$2,012,350
Less: Goodwill and core deposit intangibles, net	43,639	43,835	44,030	44,619	44,826	43,639	44,826
Tangible assets	$2,418,263	$2,323,746	$2,166,677	$2,039,960	$1,967,524	$2,418,263	$1,967,524

Tangible common equity to tangible assets	9.82%	10.00%	10.26%	10.48%	7.69%	9.82%	7.69%